Apollo Medical Holdings, Inc. Reports Third Quarter 2021 Results, Raises Full-Year 2021 Guidance
Company to Host Conference Call Today at 2 p.m. PT/5 p.m. ET

ALHAMBRA, Calif., November 4, 2021 /PRNewswire/ -- Apollo Medical Holdings, Inc. (“ApolloMed,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: AMEH), a leading physician-centric, technology-powered healthcare company focused on enabling providers in the successful delivery of value-based care, today announced its consolidated financial results for the third quarter and nine months ended September 30, 2021.

Financial Highlights for the Third Quarter and Nine Months Ended September 30, 2021:
•Q3 earnings per share - diluted (“EPS - diluted”) of $0.74 per share, up 64% from $0.45 per share for the prior-year quarter
•Q3 total revenue of $227.1 million, up 26% from $180.1 million for the prior-year quarter
•Q3 net loss of $5.4 million, compared to net income of $25.4 million for the prior-year quarter (additional detail provided in the Q3 GAAP financial review below)
•Q3 net income attributable to ApolloMed of $34.3 million, up 105% from $16.7 million for the prior-year quarter
•Total revenue of $578.8 million for the nine months ended September 30, 2021, up 13% from $510.4 million for the prior-year period
•Net income of $68.6 million for the nine months ended September 30, 2021, compared to $109.4 million for the prior-year period
•Net income attributable to ApolloMed of $60.1 million for the nine months ended September 30, 2021, up 116% from $27.8 million for the prior-year period
•Cash and cash equivalents of $204.8 million at September 30, 2021

Recent Operating Highlights:
•In August 2021, ApolloMed and CAIPA MSO, LLC (“CAIPA MSO”), a New York-based management services organization affiliated with Chinese American IPA d/b/a Coalition of Asian-American IPA (“CAIPA”), a leading independent practice association serving the greater New York City area, announced the closing of the strategic alliance and investment by ApolloMed in CAIPA MSO. ApolloMed purchased units of membership interest of CAIPA MSO, resulting in ApolloMed owning 30% of the post-closing total interests in CAIPA MSO on a fully diluted basis.
•In September 2021, ApolloMed completed a $3.0 million strategic equity investment in Clinigence Holdings, Inc. (OTC: CLNH), a technology-enabled, risk-bearing population health management company.
•In October 2021, ApolloMed’s affiliate entered into an agreement to purchase all remaining equity interests in Diagnostic Medical Group of Southern California (“DMG”). The Company’s affiliate currently owns 40% of DMG and has committed to purchasing the remaining 60% within three years. In accordance with U.S. generally accepted accounting principles, the Company has determined that DMG is a variable interest entity of the Company; therefore, DMG's financial statements will be consolidated with those of the Company.
•In November 2021, ApolloMed appointed Brandon Sim as its Co-Chief Executive Officer. With this appointment, Kenneth Sim, M.D. will no longer serve as Co-CEO of ApolloMed but will continue in his role as Executive Chairman. Over the past several months, Mr. Sim has taken leadership of the Company’s corporate strategy, operations and engineering teams, and he will continue to lead all these aspects of ApolloMed’s business as Co-CEO.

Guidance:
ApolloMed is raising its full-year 2021 guidance, previously disclosed on August 5, 2021, as a result of its continued organic growth and increased risk pool settlements and incentives revenue as a result of reduced utilization at ApolloMed’s partner hospitals in 2020 during the COVID-19 pandemic and a shared savings settlement of $21.8 million from ApolloMed’s participation in an Accountable Care Organization (“ACO”) for the 2020 performance year. Net income and EBITDA include the impact of Allied Physicians of California, a Professional Medical Corporation’s (“APC”) investment in a payor partner, which completed an initial public offering to become a publicly traded company in June 2021. As APC’s investment is an excluded asset solely for the benefit of APC and its shareholders, any gains or losses as a result of this investment do not affect the net income attributable to ApolloMed and adjusted EBITDA attributable to ApolloMed. The November 4, 2021 revised net income and EBITDA guidance ranges assume a stock price of the payor partner of $8.49. These assumptions are based on the Company’s existing business, current view of existing market conditions, and assumptions for the year ending December 31, 2021.

($ in millions, except per share information )	2021 Guidance Range		2021 Guidance Range
	(as of August 5, 2021)		(as of November 4, 2021)
	Low	High	Low	High
Total revenue	$700.0	$720.0	$751.5	$758.5
Net income	$56.0	$66.0	$81.0	$83.5
Net income attributable to ApolloMed	$48.0	$58.0	$71.5	$73.5
Earnings per share - diluted	*	*	$1.58	$1.62
EBITDA	$100.0	$119.0	$139.0	$143.0
Adjusted EBITDA	$120.5	$130.5	$168.5	$170.5
*Range was not previously provided as of August 5, 2021.

See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Management Commentary:
Kenneth Sim, M.D., Executive Chairman of ApolloMed, stated, “We delivered a strong third quarter, achieving 26% growth on the top line and 105% growth in net income attributable to ApolloMed primarily as a result of organic membership growth in our existing IPAs and increased risk pool settlements and incentives revenue due to decreased utilization at our partner hospitals during the height of the pandemic and the shared savings settlement from our participation in an ACO model for performance year 2020. Our ACO generated $57.7 million in gross savings during the 2020 performance year, which is the highest dollar amount saved out of all 37 ACOs in the country by a margin of over $18 million. This incredible performance is a further testament to the results being driven by our proprietary tech platform, which has increasingly improved the ability of our physicians to deliver high-quality care in a cost-effective manner over the past year. As a result of these trends and our continued organic growth, we are pleased to once again raise our guidance for the full-year 2021. Today we announced the appointment of Brandon Sim to the role of Co-CEO in what we felt was a natural transition given his growing leadership role in key areas of our business since he joined ApolloMed in 2019. The management team is well positioned with Brandon at its helm. We believe his background and ability to consistently deliver tangible results will serve the Company well in the years to come.”

Brandon Sim, Co-CEO of ApolloMed, added, “I am excited to have this opportunity to continue the stellar work we have been doing here at ApolloMed over the past two years. During the third quarter, we closed a few previously announced transactions, specifically the CAIPA MSO strategic alliance and investment and the acquisition of controlling interests in Access Primary Care Medical Group and Sun Clinical Laboratories (Sun Labs). Earlier this week, we announced the signing of an agreement whereby our affiliate has committed to purchasing the remaining equity interests in DMG, a complete outpatient imaging center that has been serving patients in the San Gabriel Valley area of southern California since 1984. Our affiliate currently owns 40% of DMG and has committed to purchasing the remaining 60% within the next three years. We are pleased to be expanding upon our partnership with DMG and look forward to continuing to enhance DMG’s commitment to superior patient experience while exploring potential opportunities to bring its service offerings to new markets. Our platform and growth strategy have driven the incredible results we have been able to achieve in the first nine months of 2021, and we look forward to closing the year with a strong fourth quarter.”

GAAP Financial Review for the Third Quarter Ended September 30, 2021:

•Total revenue of $227.1 million for the quarter ended September 30, 2021, an increase of 26%, compared to $180.1 million for the quarter ended September 30, 2020, primarily due to (i) a $14.0 million increase in capitation revenue primarily as a result of organic membership growth at APC and Alpha Care Medical Group, (ii) a $29.0 million increase in risk pool settlements and incentives revenue driven by reduced utilization at ApolloMed’s partner hospitals resulting from the suspension of non-emergency medical procedures during the COVID-19 pandemic, as these revenues from ApolloMed’s partner hospitals reflect a 15-18 month lag and a $2.0 million increase in the shared savings settlement earned from ApolloMed’s participation in an ACO related to performance year 2020, and (iii) a $3.5 million increase in fee-for-service revenue as a result of more patient visits with the reopening of ApolloMed’s surgery and heart centers as the local public health situation improved with vaccination rates increasing and cases of COVID-19 declining and the Company’s consolidation of Sun Clinical Laboratories, which contributed $2.0 million during the period.
•Capitation revenue, net, of $149.1 million for the quarter ended September 30, 2021, an increase of 10%, compared to $135.0 million for the quarter ended September 30, 2020. Capitation revenue represented 66% of total revenue for the quarter ended September 30, 2021.
•Risk pool settlements and incentives revenue of $59.9 million for the quarter ended September 30, 2021, an increase of 94%, compared to $30.9 million for the quarter ended September 30, 2020.
•Net loss was $5.4 million for the quarter ended September 30, 2021, compared to net income $25.4 million for the quarter ended September 30, 2020. The net loss was a result of an unrealized loss of $63.0 million, recognized under other (loss) income, as a result of a decrease in fair value of a payor partner’s shares held as marketable securities. These shares are deemed Excluded Assets that are solely for the benefit of APC and its shareholders and do not impact net income attributable to ApolloMed.
•Net income attributable to ApolloMed of $34.3 million for the quarter ended September 30, 2021, an increase of 105%, compared to $16.7 million for the quarter ended September 30, 2020. The increase from the prior-year quarter was primarily due to the increase in net revenues described above.
•EPS - diluted of $0.74 per share for the quarter ended September 30, 2021, an increase of 64%, compared to $0.45 per share for the quarter ended September 30, 2020.

GAAP Financial Review for the Nine Months Ended September 30, 2021:
•Total revenue of $578.8 million for the nine months ended September 30, 2021, an increase of 13%, compared to $510.4 million for the nine months ended September 30, 2020, primarily due to (i) a $21.9 million increase in capitation revenue primarily as a result of organic membership growth at APC and Alpha Care Medical Group, as well as higher average capitation rates at APC, during the period, (ii) a $40.0 million increase in risk pool settlements and incentives revenue driven by the reasons noted above and (iii) a $5.5 million increase in fee-for-service revenue as noted above.
•Net income of $68.6 million for the nine months ended September 30, 2021, compared to $109.4 million for the nine months ended September 30, 2020.
•Net income attributable to ApolloMed increased to $60.1 million for the nine months ended September 30, 2021, from $27.8 million for the nine months ended September 30, 2020. The increase from the prior-year period was primarily due to the increase in net revenues described above.
•EPS - diluted of $1.33 per share for the nine months ended September 30, 2021, an increase of 77%, compared to $0.75 per share for the nine months ended September 30, 2020.

Non-GAAP Measures for the Third Quarter Ended September 30, 2021:
•EBITDA of negative $0.3 million for the quarter ended September 30, 2021, compared to positive $42.6 million for the quarter ended September 30, 2020.
•Adjusted EBITDA increased to $74.5 million for the quarter ended September 30, 2021, an increase of 40%, compared to $53.4 million for the quarter ended September 30, 2020.

Non-GAAP Measures for the Nine Months Ended September 30, 2021:

•EBITDA of $116.3 million for the nine months ended September 30, 2021, compared to $173.1 million for the nine months ended September 30, 2020.
•Adjusted EBITDA increased to $134.4 million for the nine months ended September 30, 2021, an increase of 48%, compared to $90.8 million for the nine months ended September 30, 2020.

Balance Sheet Highlights:
•As of September 30, 2021, ApolloMed’s cash and cash equivalents and investments in marketable securities increased to $333.3 million, working capital increased to $310.5 million, and total stockholders’ equity increased to $440.3 million; from cash and cash equivalents and investments in marketable securities of $261.2 million, working capital of $223.6 million and total stockholders’ equity of $330.9 million, respectively, as of December 31, 2020.

See “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

For more details on ApolloMed’s financial results for the quarter ended September 30, 2021, please refer to ApolloMed’s Quarterly Report on Form 10-Q to be filed with the U.S. Securities Exchange Commission (“SEC”), which is accessible at www.sec.gov.

Conference Call and Webcast Information:
ApolloMed will host a conference call at 2 p.m. PT/5 p.m. ET today (Thursday, November 4, 2021), during which management will discuss the results of the third quarter ended September 30, 2021. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):    +1 (877) 407-9753
International (Toll):    +1 (201) 493-6739

The conference call can also be accessed via webcast at: https://78449.themediaframe.com/dataconf/productusers/apollo/mediaframe/46674/indexl.html.

An accompanying slide presentation will be made available 30 minutes prior to the start of the conference call on the “IR Calendar” page of the Company’s website (https://www.apollomed.net/investors/news-events/ir-calendar) and will be filed as an exhibit to ApolloMed’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities
The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of operations.

Note About Stockholders’ Equity, Certain Treasury Stock and Earnings Per Share
As of the date of this press release, 141,638 holdback shares have not been issued to certain former shareholders of the Company’s subsidiary, Network Medical Management, Inc. (“NMM”), who were NMM shareholders at the time of closing of the merger, as they have yet to submit properly completed letters of transmittal to ApolloMed in order to receive their pro rata portion of ApolloMed’s common stock and warrants as contemplated under that certain Agreement and Plan of Merger, dated December 21, 2016, among ApolloMed, NMM, Apollo Acquisition Corp. (“Merger Subsidiary”) and Kenneth Sim, M.D., as amended, pursuant to which Merger Subsidiary merged with and into NMM, with NMM as the surviving corporation. Pending such receipt, such former NMM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the merger. The Company’s consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and ApolloMed is legally obligated to issue these shares in connection with the merger.

Shares of ApolloMed’s common stock owned by APC, a VIE of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company’s consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company’s earnings per share.

About Apollo Medical Holdings, Inc.
ApolloMed is a leading physician-centric, technology-powered, risk-bearing healthcare company. Leveraging its proprietary end-to-end technology solutions, ApolloMed operates an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements, thus empowering them to deliver high quality care to patients in a cost-effective manner.

Headquartered in Alhambra, California, ApolloMed’s subsidiaries and affiliates include management services organizations (MSOs), affiliated independent practice associations (IPAs), and a Next Generation Accountable Care Organization (NGACO). For more information, please visit www.apollomed.net.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company’s guidance for the year ending December 31, 2021, continued growth, acquisition strategy, ability to deliver sustainable long-term value, ability to respond to the changing environment, operational focus, strategic growth plans and merger integration efforts, operations and financial results. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC and any subsequent quarterly reports on Form 10-Q.

FOR MORE INFORMATION, PLEASE CONTACT:
Investor Relations
(626) 943-6491
investors@apollomed.net

Carolyne Sohn, The Equity Group
(415) 568-2255
csohn@equityny.com

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

	September 30, 2021	December 31, 2020

Assets

Current assets
Cash and cash equivalents	$204,768	$193,470
Investment in marketable securities	128,558	67,695
Receivables, net	18,753	7,058
Receivables, net – related parties	53,626	49,260
Other receivables	5,773	4,297
Prepaid expenses and other current assets	11,734	16,797
Loan receivable – related party	4,000	—

Total current assets	427,212	338,577

Noncurrent assets
Land, property and equipment, net	49,280	29,890
Intangible assets, net	83,594	86,985
Goodwill	243,353	239,053
Loans receivable	584	480
Loans receivable – related party	—	4,145
Investments in other entities – equity method	45,046	43,292
Investments in privately held entities	896	37,075
Restricted cash	—	500
Operating lease right-of-use assets	16,134	18,574
Other assets	5,195	18,915

Total noncurrent assets	444,082	478,909

Total assets(1)	$871,294	$817,486

Liabilities, mezzanine equity and stockholders’ equity

Current liabilities

Accounts payable and accrued expenses	$57,505	$36,143
Fiduciary accounts payable	8,827	9,642
Medical liabilities	42,872	50,330
Income taxes payable	4,024	4,224
Dividend payable	556	485
Finance lease liabilities	110	102
Operating lease liabilities	2,658	3,177

	September 30, 2021	December 31, 2020

Current portion of long-term debt	207	10,889
Total current liabilities	116,759	114,992

Noncurrent liabilities
Deferred tax liability	19,592	10,959
Finance lease liabilities, net of current portion	221	311
Operating lease liabilities, net of current portion	13,856	15,865
Long-term debt, net of current portion and deferred financing costs	182,813	230,211
Other long-term liabilities	6,232	—

Total noncurrent liabilities	222,714	257,346

Total liabilities(1)	339,473	372,338

Mezzanine equity
Noncontrolling interest in Allied Physicians of California, a Professional Medical Corporation	91,500	114,237

Stockholders’ equity
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series B Preferred stock); 1,111,111 issued and zero outstanding	—	—
Series B Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series A Preferred stock); 555,555 issued and zero outstanding	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 44,397,050 and 42,249,137 shares issued and outstanding, excluding 10,925,702 and 12,323,164 treasury shares, at September 30, 2021, and December 31, 2020, respectively	44	42
Additional paid-in capital	305,994	261,011
Retained earnings	129,859	69,771
	435,897	330,824

Noncontrolling interest	4,424	87

Total stockholders’ equity	440,321	330,911

Total liabilities, mezzanine equity and stockholders’ equity	$871,294	$817,486
(1) The Company’s consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). The consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $601.8 million and $576.1 million as of September 30, 2021 and December 31, 2020, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the primary beneficiary of $92.8 million and $88.6 million as of September 30, 2021 and December 31, 2020, respectively. The VIE balances do not include $994.8 million of investment in affiliates and $15.8 million of amounts due from affiliates as of September 30, 2021 and $225.1 million of investment in affiliates and $22.7 million of amounts due to affiliates as of December 31, 2020 as these are eliminated upon consolidation and not presented within the consolidated balance sheets.

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Capitation, net	$149,059	$135,032	$438,350	$416,402
Risk pool settlements and incentives	59,923	30,916	94,146	54,155
Management fee income	9,652	8,707	26,345	26,212
Fee-for-service, net	7,260	3,737	14,968	9,434
Other income	1,223	1,731	5,006	4,194

Total revenue	227,117	180,123	578,815	510,397

Operating expenses
Cost of services, excluding depreciation and amortization	147,473	121,823	424,303	402,106
General and administrative expenses	21,813	16,270	45,476	39,660
Depreciation and amortization	4,671	4,674	13,105	14,004

Total expenses	173,957	142,767	482,884	455,770

Income from operations	53,160	37,356	95,931	54,627

Other (expense) income
Income (loss) from equity method investments	132	403	(3,680)	3,291
Gain on sale of equity method investment	2,193	—	2,193	99,647
Interest expense	(967)	(2,466)	(4,343)	(8,007)
Interest income	420	752	1,331	2,544
Unrealized (loss) gain on investments	(60,943)	—	22,826	—
Other income (expense)	500	130	(14,080)	1,514

Total other (expense) income, net	(58,665)	(1,181)	4,247	98,989

(Loss) income before (benefit from) provision for income taxes	(5,505)	36,175	100,178	153,616

(Benefit from) provision for income taxes	(120)	10,751	31,575	44,204

Net (loss) income	(5,385)	25,424	68,603	109,412

Net (loss) income attributable to noncontrolling interest	(39,664)	8,711	8,515	81,603

Net income attributable to Apollo Medical Holdings, Inc.	$34,279	$16,713	$60,088	$27,809

Earnings per share – basic	$0.77	$0.46	$1.38	$0.77

Earnings per share – diluted	$0.74	$0.45	$1.33	$0.75

Reconciliation of Net Income to EBITDA and Adjusted EBITDA (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net (loss) income	(5,385)	25,424	68,603	109,412
Interest expense	967	2,466	4,343	8,007
Interest income	(420)	(752)	(1,331)	(2,544)
(Benefit from) provision for income taxes	(120)	10,751	31,575	44,204
Depreciation and amortization	4,671	4,674	13,105	14,004
EBITDA	(287)	42,563	116,295	173,083

(Income) loss from equity method investments	(132)	(403)	3,680	(3,291)
Gain on sale of equity method investment	(2,193)	—	(2,193)	(99,647)
Other (income) expense	(500)	(130)	14,080	(1,514)
Unrealized loss (gain) on investments	60,943	—	(22,826)	—
Provider bonus payments	8,720	6,500	8,720	8,500
Net loss adjustment for recently acquired IPAs	7,940	4,841	16,648	13,674
Adjusted EBITDA	74,491	53,371	134,404	90,805

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2021 Guidance Range		2021 Guidance Range
	(as of August 5, 2021)		(as of November 4, 2021)
(in thousands)
	Low	High	Low	High
Net income	$56,000	$66,000	$81,000	$83,500
Interest expense	6,000	8,400	5,000	6,000
Interest income	(1,500)	(2,400)	(1,200)	(1,700)
Provision for income taxes	24,000	29,000	37,000	38,000
Depreciation and amortization	15,500	18,000	17,200	17,200
EBITDA	100,000	119,000	139,000	143,000

Loss (income) from equity method investments	3,500	(500)	(3,900)	(3,600)
Investment in payor partner	(9,000)	(9,000)	—	—
Provider bonus payments	6,000	6,000	8,900	8,900
Net loss adjustment for recently acquired IPAs	20,000	15,000	24,500	22,200
Adjusted EBITDA	$120,500	$130,500	$168,500	$170,500
Use of Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures EBITDA and adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. These measures are not in accordance with, or alternatives to GAAP, and may be different from other non-GAAP financial measures used by other companies. The Company uses adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization, excluding income from equity method investments, provider bonuses, impairment of intangibles, provision for doubtful accounts and other income earned that are not related to the Company’s normal operations. Adjusted EBITDA also excludes the effect on EBITDA of certain IPAs we recently acquired.

The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as they allow investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided above.